Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788	Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
RESULTS FOR THE THIRD QUARTER OF 2008

NEW YORK, October 27, 2008—Loews Corporation (NYSE:L) today reported a loss from continuing operations for the 2008 third quarter of $144 million, or $0.33 per share, compared to income from continuing operations of $309 million, or $0.58 per share, in the 2007 third quarter. Income from continuing operations for the nine months ended September 30, 2008 was $776 million, or $1.58 per share, compared to $1,292 million, or $2.40 per share, in the comparable period of the prior year.

Net income (loss) and earnings (losses) per share information attributable to Loews common stock and our former Carolina Group stock is summarized in the table below:

	September 30,
	Three Months		Nine Months
(In millions, except per share data)	2008	2007	2008	2007

Net income (loss) attributable to Loews common stock:
Income before net investment losses	$235	$341	$1,248	$1,307
Net investment losses (a)	(379)	(32)	(472)	(15)
Income (loss) from continuing operations	(144)	309	776	1,292
Discontinued operations, net (b)	7	100	4,501	280
Net income (loss) attributable to Loews common stock	(137)	409	5,277	1,572
Net income attributable to Carolina Group stock-
Discontinued operations (c)		146	211	405
Consolidated net income (loss)	$(137)	$555	$5,488	$1,977

Net income (loss) per share:
Loews common stock:
Income (loss) from continuing operations	$(0.33)	$0.58	$1.58	$2.40
Discontinued operations, net	0.02	0.19	9.14	0.52
Loews common stock	$(0.31)	$0.77	$10.72	$2.92
Carolina Group stock-Discontinued operations	$-	$1.34	$1.95	$3.73
Book value per share of Loews common stock at:
September 30, 2008	$36.10
December 31, 2007	$32.40

(a)
Includes a gain of $92 for the nine months ended September 30, 2007 related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debentures into Diamond Offshore common stock.

(b)	Includes a tax-free non-cash gain of $4,287 related to the Separation of Lorillard and an after tax gain of $75 from the sale of Bulova Corporation for the nine months ended September 30, 2008.

(c)	The Carolina Group and Carolina Group stock were eliminated effective June 10, 2008 upon completion of the Separation of Lorillard.

Investments in Subsidiaries

To assist our CNA subsidiary in strengthening the statutory capital of its principal insurance subsidiary Continental Casualty Company, which has been adversely impacted by the ongoing disruption in the capital markets, the Company agreed to purchase $1.25 billion of a new series of non-voting cumulative senior preferred stock from CNA. The new preferred stock will accrue cumulative dividends at the rate of 10% per annum, payable quarterly, for the first five years after issuance, with the dividend rate resetting thereafter and on each subsequent five year anniversary to the higher of 10% or the 10-year U.S. Treasury rate at such time plus 7%. No dividends may be declared on CNA’s common stock while the new preferred stock is outstanding. CNA will use $1.0 billion of the proceeds from the new preferred stock to increase the statutory surplus of Continental Casualty Company. The Company expects to complete the purchase of the new preferred stock during the fourth quarter of 2008, subject to customary closing conditions.

The Company’s Board of Directors also approved a commitment to purchase up to $1.0 billion of equity securities from its Boardwalk Pipeline subsidiary to facilitate the funding of the anticipated costs to complete its pipeline expansion projects. The Company would provide that equity capital to the extent that external funds are not available to Boardwalk Pipeline on acceptable terms. Boardwalk Pipeline anticipates that it will require a portion of this equity capital prior to the end of this year and the balance during the first half of 2009.

Income (Loss) from Continuing Operations

Three Months Ended September 30, 2008 Compared with 2007

The loss from continuing operations for the third quarter of 2008 primarily resulted from a decline in results at CNA reflecting higher net investment losses described below, a $145 million (after tax and minority interest) increase in catastrophe losses primarily from hurricanes and a reduction in investment income reflecting losses from limited partnership investments. Investment income at the holding company also included losses in 2008, as compared to gains in the prior year period. These declines were partially offset by significantly improved results at Diamond Offshore due to higher dayrates in 2008 and improved results at HighMount and Boardwalk Pipeline. Results in 2007 also included a $96 million charge at CNA (after tax and minority interest) in connection with a settlement of an arbitration proceeding related to a run-off book of business.

Net investment losses included in loss from continuing operations amounted to $379 million (after tax and minority interest) in the third quarter of 2008 compared to net investment losses of $32 million (after tax and minority interest) in the comparable period of the prior year. For the three months ended September 30, 2008, the Company recorded net realized investment losses of $178 million related to securities issued by Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, $58 million related to securities issued by Washington Mutual, $57 million related to securities issued by Icelandic banks and $21 million related to securities issued by American International Group.

Consolidated revenues in the third quarter of 2008 amounted to $3.0 billion, compared to $3.5 billion in the comparable period of the prior year.

Nine Months Ended September 30, 2008 Compared with 2007

The decline in income from continuing operations primarily reflects a decline in results at CNA, the increased investment losses and the reduced investment income discussed above. These decreases were partially offset by improved results at Diamond Offshore, HighMount and Boardwalk Pipeline.

Consolidated revenues in the first nine months of 2008 amounted to $10.5 billion, compared to $10.7 billion in the comparable period of the prior year.

Discontinued Operations

In June 2008, the Company disposed of its entire ownership interest in Lorillard, Inc. through the redemption of Carolina Group stock in exchange for Lorillard common stock and an exchange of our remaining Lorillard common stock for Loews common stock, collectively referred to as the Separation. The Carolina Group and Carolina Group stock have been eliminated. The Company also sold Bulova Corporation in January 2008. Bulova and Lorillard’s results of operations and the gain on disposal have been classified as discontinued operations.

# # #

At September 30, 2008, there were 436,088,567 shares of Loews common stock outstanding. During the nine months ended September 30, 2008, as part of the Separation the Company acquired 93,492,857 shares of Loews common stock in exchange for 65,445,000 shares of Lorillard common stock. In addition, the Company repurchased 314,000 shares of Loews common stock at an aggregate cost of $12 million in the three months ended September 30, 2008. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

# # #

CONFERENCE CALLS

A conference call to discuss the third quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, October 27, 2008. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 67472825.

A conference call to discuss the third quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, October 27, 2008. A live webcast of the call will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (866) 409-1563, or for international callers, (913) 312-0842.

A conference call to discuss the third quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EDT, Monday, October 27, 2008. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.bwpmlp.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (866) 831-5605, or for international callers, (617) 213-8851. The PIN number to access the call is 14522621.

A conference call to discuss the third quarter results of Diamond Offshore was held on Thursday, October 23, 2008. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 70% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	September 30,
	Three Months		Nine Months
	2008	2007	2008	2007
	(In millions, except per share data)

Revenues:
Insurance premiums	$1,799	$1,882	$5,385	$5,616
Net investment income	355	647	1,531	2,165
Investment losses (a)	(650)	(54)	(810)	(44)
Contract drilling revenues	882	628	2,589	1,854
Other	584	422	1,809	1,119
Total	2,970	3,525	10,504	10,710

Expenses:
Insurance claims & policyholders’ benefits	1,519	1,575	4,380	4,496
Contract drilling expenses	314	281	872	715
Other	1,178	1,031	3,324	2,951
Total	3,011	2,887	8,576	8,162

Income (loss) before income tax and minority interest	(41)	638	1,928	2,548

Income tax expense (benefit)	(56)	182	537	774
Minority interest	159	147	615	482
Total	103	329	1,152	1,256

Income (loss) from continuing operations	(144)	309	776	1,292
Discontinued operations:
Results of operations	7	246	350	685
Gain on disposal (b)			4,362
Net income (loss)	$(137)	$555	$5,488	$1,977

Net income (loss) attributable to:
Loews common stock:
Income (loss) from continuing operations	$(144)	$309	$776	$1,292
Discontinued operations, net	7	100	4,501	280
Loews common stock	(137)	409	5,277	1,572
Carolina Group stock - Discontinued operations		146	211	405
	$(137)	$555	$5,488	$1,977

Income (loss) per share of Loews common stock:
Income (loss) from continuing operations	$(0.33)	$0.58	$1.58	$2.40
Discontinued operations, net	0.02	0.19	9.14	0.52
Diluted net income (loss)	$(0.31)	$0.77	$10.72	$2.92

Diluted net income per share of Carolina Group stock
- Discontinued operations	$-	$1.34	$1.95	$3.73

Weighted diluted number of shares:
Loews common stock	436.32	533.19	492.40	537.71
Carolina Group stock	-	108.58	108.60	108.55

(a)
Includes a gain of $142 ($92 after tax), for the nine months ended September 30, 2007, related to a reduction in the Company's ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debentures into Diamond Offshore common stock.

(b)	Includes a tax-free non-cash gain of $4,287 related to the Separation of Lorillard and an after tax gain of $75 from the sale of Bulova Corporation for the nine months ended September 30, 2008.

Loews Corporation and Subsidiaries
Additional Financial Information

	September 30,
	Three Months		Nine Months
	2008	2007	2008	2007
	(In millions)
Revenues:
CNA Financial	$2,310	$2,541	$7,075	$7,687
Diamond Offshore	868	655	2,630	1,935
HighMount	200	100	590	100
Boardwalk Pipeline	222	141	641	490
Loews Hotels	90	90	292	285
Investment income and other	(70)	52	86	257
	3,620	3,579	11,314	10,754
Investment gains (losses):
CNA Financial	(651)	(57)	(813)	(217)
Corporate and other (a)	1	3	3	173
	(650)	(54)	(810)	(44)
Total	$2,970	$3,525	$10,504	$10,710

Income (Loss) Before Taxes and Minority Interest:
CNA Financial	$113	$306	$797	$1,236
Diamond Offshore	446	285	1,441	945
HighMount	74	30	225	30
Boardwalk Pipeline	73	40	226	156
Loews Hotels	7	7	57	47
Investment income, net	(87)	58	69	263
Other (b)	(17)	(34)	(77)	(85)
	609	692	2,738	2,592
Investment gains (losses):
CNA Financial	(651)	(57)	(813)	(217)
Corporate and other (a)	1	3	3	173
	(650)	(54)	(810)	(44)
Total	$(41)	$638	$1,928	$2,548

Net Income (Loss):
CNA Financial	$76	$189	$503	$749
Diamond Offshore	145	95	475	320
HighMount	47	19	142	19
Boardwalk Pipeline (c)	31	19	98	74
Loews Hotels	6	4	36	29
Investment income, net	(57)	39	45	172
Other (b)	(13)	(24)	(51)	(56)
	235	341	1,248	1,307
Investment gains (losses):
CNA Financial	(379)	(33)	(473)	(126)
Corporate and other (a)		1	1	111
	(379)	(32)	(472)	(15)

Income (loss) from continuing operations	(144)	309	776	1,292
Discontinued operations, net (d)	7	100	4,501	280
Loews common stock	(137)	409	5,277	1,572
Carolina Group stock - Discontinued operations		146	211	405
Total	$(137)	$555	$5,488	$1,977

(a)
Includes a gain of $142 ($92 after tax), for the nine months ended September 30, 2007, related to a reduction in the Company's ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debentures into Diamond Offshore common stock.

(b)	Consists primarily of corporate interest expense and other unallocated expenses.
(c)	Represents a 70.3%, 74.8%, 70.3% and 76.3% ownership interest in Boardwalk Pipeline for the respective periods.
(d)	Includes a tax-free non-cash gain of $4,287 related to the Separation of Lorillard and an after tax gain of $75 from the sale of Bulova Corporation for the nine months ended September 30, 2008.